Exhibit 10

FIRST AMENDMENT

to

SUBORDINATED
NOTE PURCHASE AGREEMENT

between

USB Capital Funding Corp.
(formerly known as Wisconsin Capital Corporation)

and

East West Bank

First Amendment dated as of September 23, 2005
Original Agreement dated as of April 28, 2005

EXHIBITS:

EXHIBIT A - Form of Amended and Restated Subordinated Note

EXHIBIT B - Form of Opinion of Borrower’s Counsel

FIRST AMENDMENT TO
SUBORDINATED NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO SUBORDINATED NOTE PURCHASE AGREEMENT (“First Amendment”), dated as of September 23, 2005, is entered into by and between EAST WEST BANK, a California state-chartered Federal Reserve member bank (“Borrower”), and USB CAPITAL FUNDING CORP. (formerly known as Wisconsin Capital Corporation), a Nevada corporation (“Lender”).

R E C I T A L S :

A.  The parties hereto have entered into that certain Subordinated Note Purchase Agreement, dated as of April 28, 2005, as previously amended, restated, supplemented or modified from time to time (the “Original Agreement”).

B.  The parties hereto desire to amend and modify the Original Agreement in accordance with the terms and subject to the conditions set forth in this First Amendment. As amended and modified by this First Amendment, the Original Agreement may be referred to as the “Agreement.”

C.  The parties desire to amend the terms of the Original Agreement (i) to extend the Maturity Date to September 23, 2015, (ii) to increase the Subordinated Debt Amount from $50,000,000 to $75,000,000, and (iii) to make such other modifications consistent with the foregoing as are reflected in this First Amendment. The parties agree to undertake such modifications in accordance with the terms, subject to the conditions, and in reliance upon the recitals, representations, warranties and covenants set forth herein, in the Agreement and in the other Transaction Documents, irrespective of whether entered into or delivered on or after April 28, 2005.

D.  Capitalized terms used but not otherwise defined in this First Amendment shall have the meanings respectively ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T :

A.  Amendment to Certain Provisions of Section 1.1 of the Original Agreement.

(i)  The term “Maturity Date” is hereby deleted from Section 1.1 of the Original Agreement and replaced in its entirety with the following:

““Maturity Date” means September 23, 2015.”

(ii)  The term “Subordinated Debt Amount” is hereby deleted from Section 1.1 of the Initial Agreement and replaced in its entirety with the following:

““Subordinated Debt Amount” means $75,000,000.”

B.  Amendment to Section 2.8.1 of the Original Agreement. Section 2.8.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

  “2.8.1    Prepayment. Subject to Section 2.7.4 hereof (a) if the Facility no longer is eligible to qualify as Tier 2 Capital of the Borrower or (b) at any time after September 23, 2010, Borrower may, upon at least one Business Day’s notice to Lender, prepay, without penalty, all or a portion of the principal amount outstanding under the Subordinated Debt in a minimum aggregate amount of $5,000,000 or any larger integral multiple of $5,000,000 by paying the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of prepayment.”

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C.  Representations and Warranties. Borrower hereby represents and warrants to the Lender as of the date hereof as follows:

(i)  No Event of Default has occurred and is continuing (and no Event of Default would result from the amendments contemplated hereby, or from the giving of notice, the passage of time or both).

(ii)  The execution, delivery and performance by the Borrower of this First Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.

(iii)  This First Amendment and the other Transaction Documents (as amended by this First Amendment) constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

(iv)  All representations and warranties of the Borrower in the Original Agreement are true and correct, except, for the purposes of this First Amendment only, all references in Section 4.4.1 of the Original Agreement to the term “Borrower Financial Statements” shall be deemed to refer to “regulatory financial statements on the appropriate FFIEC form filed by Borrower for the 12 months ended December 31, 2004 and for the six months ended June 30, 2005.”

(v)  Borrower’s obligations under the Agreement and under the other Transaction Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

D.  Conditions. Notwithstanding anything to the contrary contained elsewhere in the Agreement, the obligation of Lender to extend the Maturity Date, increase the Subordinated Debt Amount and otherwise modify the Original Agreement as contemplated by this First Amendment shall be subject to the performance by the Borrower prior to the date on which this First Amendment is executed (the “Amendment Closing Date”) of all of its agreements theretofore to be performed under the Agreement and to the satisfaction of the following conditions precedent. The obligation to make any further disbursement of proceeds under the Facility is, and shall remain, subject to the conditions precedent in the Original Agreement and to the receipt by Lender of all the following in form and substance satisfactory to Lender and its counsel, and, where appropriate, duly executed and dated the Amendment Closing Date:

(i)  a certificate of good standing of Borrower, certified by the appropriate governmental official in its jurisdiction of incorporation and dated within the five business days preceding the date hereof;

(ii)  copies, certified by the Secretary or Assistant Secretary of Borrower, of the (a) resolutions duly adopted by the board of directors of Borrower authorizing the execution, delivery and performance of this First Amendment and the other documents to be delivered by Borrower pursuant to this First Amendment (the “Amendment-Related Documents”), and (b) the Bylaws of Borrower as currently in effect;

(iii)  an amended and restated Subordinated Note, substantially in the form of Exhibit A attached hereto;

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(iv)  a written opinion of counsel for Borrower, addressed to Lender, substantially in the form of Exhibit B attached hereto; and

(v)  a permit issued by the CCFI authorizing Borrower to sell the additional $25,000,000 of Subordinated Debt contemplated by this First Amendment.

E.  Interest Rate on First Amendment Borrowing Tranche. The currently outstanding $50,000,000 LIBO Rate Tranche bears interest at a LIBO Rate that corresponds to a LIBOR Period that expires on October 31, 2005. The additional $25,000,000 Borrowing Tranche to be funded as of the date of this First Amendment (the “First Amendment Borrowing Tranche”) will bear interest per annum at a fixed rate equal to 4.975%. The First Amendment Borrowing Tranche will expire on October 31, 2005.

F.  Additional Terms.

(i)  Acknowledgment of Indebtedness under Agreement. Borrower acknowledges and confirms that, as of the date hereof, Borrower is indebted to Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of Fifty Million and 00/100 Dollars ($50,000,000) under the Subordinated Debt.

(ii)  The Agreement. All references in the Original Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this First Amendment.

(iii)  First Amendment and Original Agreement to be Read Together. This First Amendment supplements and is hereby made a part of the Original Agreement, and the Initial Agreement and this First Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the Original Agreement shall remain in full force and effect.

(iv)  Transaction Documents. The term “Transaction Documents,” as used in the Agreement, shall from and after the date hereof include the Amendment-Related Documents.

(v)  Counterparts. This First Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

(vi)  Acknowledgments. Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this First Amendment, the Transaction Documents and the transactions contemplated thereby, (ii) any waiver of Borrower set forth herein has been knowingly and voluntarily made, and (iii) the obligations of Lender hereunder shall be strictly construed and shall be expressly subject to Borrower’s compliance in all respects with the terms and conditions of the Agreement.

(vii)  Notices. Pursuant to Section 9.8 of the Agreement, notices to Lender shall be sent to “USB Capital Funding Corp.” instead of “Wisconsin Capital Corporation.” The addresses for Lender set forth in Section 9.8 of the Agreement are otherwise unchanged.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Borrower and Lender have executed this First Amendment as of the date first written above.

EAST WEST BANK

By:

Name: Julie S. Gouw Title: Executive Vice President and Chief Financial Officer

USB CAPITAL FUNDING CORP. (formerly known as Wisconsin Capital Corporation)

By:

Name: Louis T. Dubuque Title: Vice President

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EXHIBIT A

FORM OF AMENDED AND RESTATED SUBORDINATED NOTE

THIS SUBORDINATED NOTE IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

$75,000,000.00	Milwaukee, Wisconsin Original Note Date: April 28, 2005 Restatement Date: September 23, 2005

FOR VALUE RECEIVED, the undersigned, EAST WEST BANK, a California state-chartered Federal Reserve member bank (“Borrower”), hereby promises to pay to the order of USB CAPITAL FUNDING CORP. (formerly known as Wisconsin Capital Corporation), a Nevada corporation, or any holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) (or so much thereof that has been advanced and remains outstanding) with interest thereon as hereinafter provided. This Subordinated Note (this “Subordinated Note”) is issued pursuant to the terms of that certain Subordinated Note Purchase Agreement of even date herewith by and between Borrower and Lender (as may be amended, restated, supplemented or modified from time to time, the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

This Subordinated Note represents a continuation of the indebtedness evidenced by that certain Subordinated Note dated April 28, 2005 made by Borrower to the order of Lender in the principal amount of $50,000,000, which Subordinated Note is amended, restated and replaced by this Subordinated Note. This Subordinated Note does not constitute a novation, discharge or satisfaction of the Subordinated Note replaced hereby or of the indebtedness evidenced by said Subordinated Note.

All accrued interest and unpaid principal and other amounts due and payable under this Subordinated Note shall be paid in full on or before the Maturity Date. The outstanding unpaid principal balance of this Subordinated Note shall be payable in one installment on the Maturity Date. The unpaid principal amount outstanding under this Subordinated Note from time to time shall bear interest before maturity in accordance with the Agreement. Under certain circumstances as provided in the Agreement, overdue interest payments under this Subordinated Note shall bear interest from the due date thereof until paid at a daily rate equal to the Default Rate.

Whenever any payment to be made under this Subordinated Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments described in this Subordinated Note or in the Agreement. Borrower may prepay all or, from time to time, part of the outstanding unpaid principal balance under this Subordinated Note in accordance with Section 2.8.1 of the Agreement.

This Subordinated Note is not secured by any assets of Borrower. No payment shall be made at any time on account of the principal hereof, unless following such payment the sum of (a) the shareholders’ equity of Borrower and (b) the aggregate principal amount thereafter outstanding under this Subordinated Note and all other capital notes and debentures of Borrower shall equal or exceed the sum of (i) $534,029,000 (which represents the shareholders’ equity of Borrower at the date of the original issue of this Subordinated Note) and (ii) $75,000,000 (which represents the principal amount of all capital notes and debentures, including this Subordinated Note, at the date of original issue of this Subordinated Note), except as may be otherwise authorized by the CCFI.

So long as any portion of the unpaid principal of this Subordinated Note is deemed by the FRB to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt, the rights of Lender to the principal sum hereunder or any part hereof and to any accrued interest thereon shall remain subject and subordinate to the claims of general creditors and depositors of Borrower (collectively, “Senior Claims”), but hereby expressly excluding claims relating to Other Subordinated Indebtedness (as defined below) with respect to which the rights of Lender are senior in all respects. Upon dissolution or liquidation of Borrower, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of this Subordinated Note until all Senior Claims (which expressly exclude claims relating to the Other Subordinated Indebtedness) shall have been paid in full. If this Subordinated Note ceases to be deemed to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt, other than due to the limitations imposed by the second sentence of 12 C.F.R §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: immediately notify Lender; and immediately upon request of Lender execute and deliver all such agreements (including without limitation pledge agreements and replacement notes) as Lender may request in order to restructure the obligation evidenced hereby as a senior obligation of Borrower with the same interest rate and Maturity Date as is provided in the Agreement with respect to this Subordinated Note. If Borrower fails to execute such agreements as required by Lender within 30 days of Lender’s request, such failure shall be deemed to be an Event of Default under Section 8.1.1 of the Agreement.

As used herein, “Other Subordinated Indebtedness” shall mean indebtedness that is subordinated to the interests of the Borrower’s depositors or is otherwise intended to qualify as regulatory capital of Borrower in accordance with the rules and regulations of the FRB.

If an Event of Default shall occur, Lender shall have the rights set forth in Section 8.1.2 of the Agreement.

If any attorney is engaged by Lender to enforce or defend any provision of this Subordinated Note or any of the other Transaction Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Subordinated Note or any of the other Transaction Documents shall constitute a waiver of any breach, default or failure of condition under this Subordinated Note, the Agreement or any of the other Transaction Documents or the obligations secured thereby. A waiver of any term of this Subordinated Note or any of the other Transaction Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Subordinated Note and the terms of any other document related to the Facility evidenced by this Subordinated Note, the terms of this Subordinated Note shall prevail.

Except as otherwise provided in the Agreement, Borrower expressly waives present-ment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Subordinated Note. In addition, Borrower expressly agrees that this Subordinated Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

Time is of the essence with respect to every provision hereof. This Subordinated Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Subordinated Note consent to the jurisdiction of any federal or State court within Los Angeles, California having proper venue and also consent to service of process by any means authorized by California or Federal law. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

All agreements between Borrower and Lender (including, without limitation, this Subordinated Note and the Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Subordinated Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Note at any time and from time to time; provided, however, that the prior written consent of Borrower, not to be unreasonably withheld or delayed, is required for any sale or assignment of this Subordinated Note. In the event of a transfer, all terms and conditions of this Subordinated Note shall be binding upon and inure to the benefit of the transferee after such transfer.

Upon receipt of notice from Lender advising Borrower of the loss, theft, destruction or mutilation of this Subordinated Note, Borrower shall, execute and deliver in lieu thereof a new debenture in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated debenture, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Note.

Unless otherwise provided in the Agreement, all payments on account of the indebtedness evidenced by this Subordinated Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Agreement.

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS SUBORDINATED NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBORDINATED NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE TRANSACTION DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

IN WITNESS WHEREOF, the undersigned has executed this Subordinated Note or caused this Subordinated Note to be executed by its duly authorized representative as of the date first above written.

EAST WEST BANK

By:

Name: Julia S. Gouw Title: Executive Vice President and Chief Financial Officer

EXHIBIT B

FORM OF OPINION OF BORROWER’S COUNSEL

September    , 2005

USB Capital Funding Corp.
c/o U.S. Bank National Association
777 East Wisconsin Avenue
3rd Floor - Wisconsin Level
Milwaukee, Wisconsin 53202
Attn: Correspondent Banking Division

Re:     Restated Subordinated Note Issued by East West Bank

Ladies and Gentlemen:

We have served as counsel to East West Bank (“Borrower”), a California state-chartered Federal Reserve member bank, in connection with the execution and delivery of that certain First Amendment to Subordinated Note Purchase Agreement (“First Amendment”) dated as of the date hereof (the “First Amendment”) by and between Borrower and USB Capital Funding Corp. (formerly known as Wisconsin Capital Corporation), a Nevada corporation (“Lender”). This opinion is being delivered to you pursuant to Section C(iv) of the First Amendment. Capitalized terms used herein and otherwise undefined shall have the meanings given them in that certain Subordinated Note Purchase Agreement, dated as of April 28, 2005, by and between Borrower and Lender, as amended, supplemented, modified and restated from time to time, including by the First Amendment (the “Purchase Agreement”).

In order to render the opinions expressed herein, we have examined the following (collectively, the “Financing Documents”):

a.    the executed Purchase Agreement, Amendment-Related Documents and the other Transaction Documents; and

b.    such other documents, instruments, writings and agreements as we deemed appropriate.

In our examination of the Financing Documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all copies submitted to us with the originals to be delivered and the due authorization, execution and delivery by each party to such documents (other than Borrower).

Based on the foregoing and subject to the qualifications set forth in this letter, it is our opinion that:

1.    Borrower is a state-chartered Federal Reserve member bank, duly organized, validly existing and in good standing under the laws of the State of California. The deposit accounts of Borrower are insured by the FDIC. Borrower has the requisite power and authority, corporate or otherwise, to conduct its business as it has been and is now being conducted. The authorized capital stock of Borrower is as stated in the Purchase Agreement and such stock is validly issued and outstanding, fully paid and non-assessable, and is owned in its entirety, beneficially and of record by Bancorp.

2.    Provided that Lender is an accredited investor within the meaning of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Act”), it is not necessary in conjunction with the issuance of the Subordinated Note as of the date hereof, to register the Subordinated Note under the Act or the laws of the State of California.

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USB Capital Funding Corp.
September ___, 2005

3.    No order, permission, consent or approval of any federal or state commission, board or regulatory authority is required for the execution and delivery or performance by Borrower of the Amendment Related Documents.

4.    Except as disclosed in the Transaction Documents, there are no actions, suits, investigations, or proceedings pending, or to our knowledge, threatened against or affecting Borrower or any Subsidiary, or the business or properties of Borrower or any Subsidiary, or before or by any Governmental Agency or any court, arbitrator or grand jury, which can reasonably be expected to result in any material adverse change in business, operations or properties or assets or in the condition, financial or otherwise, of Borrower or any Subsidiary, or in the ability of Borrower or any Subsidiary to perform under the Transaction Documents. None of Borrower or any Subsidiary is, to our knowledge, in default with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any court, arbitrator, grand jury, or of any Governmental Agency, default under which might have consequences which would materially and adversely affect the business, properties or assets of the condition, financial or otherwise, of Borrower or any Subsidiary.

5.    There is no default by Borrower or any Subsidiary under any order, writ, injunction or decree of any court, any applicable law, instrumentality, any contract, lease, agreement, instrument or commitment to which any of them is a party or bound, which has or would have a material adverse effect upon the condition, financial or otherwise, of Borrower, or any Subsidiary or their ability to perform under the Transaction Documents.

6.    To our knowledge, no proceeds of the Facility will be used to purchase or carry any margin stock or to extend credit to others for purposes of purchasing or carrying margin stock.

7.    The execution, delivery and performance by Borrower of the Amendment-Related Documents (a) are within Borrower’s corporate powers, (b) have been duly authorized by all necessary corporate action of Borrower, (c) do not contravene (i) Borrower’s articles of association or by-laws or (ii) any law or contractual restriction (including, without limitation, any restriction set forth in any indenture) affecting Borrower or any Subsidiary and (d) do not result in the creation of any lien or other encumbrance upon or with respect to any of the assets or property of Borrower or any Subsidiary.

8.    The Amendment-Related Documents are legally valid and binding obligations of Borrower and are enforceable against it in accordance with their respective terms, except as such enforceability may be limiting by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors’ rights or equitable principles generally.

Very truly yours,

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